EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Pre-Paid Legal Services' previously filed Registration Statements File Nos. 33-82144, 33-62663, 333-53183, 333-53187, 333-53189, 333-69769, 33-62661, 333-15047, 333-31069,
333-40723.






                                        Arthur Andersen LLP
Dallas, Texas
March 12, 1999